Exhibit 99.1

EMBARGOED FOR RELEASE UNTIL MARCH 31, 2010, 10:00AM

FOR IMMEDIATE RELEASE:

March 31, 2010

Contacts:

Chris Delamater, Director of Marketing Northeast Bank 207-786-3245 ext. 3548 cdelamater@northeastbank.com	Linda Varrell Broadreach Public Relations 207-846-3826 lindav@broadreachpr.com

Northeast Bancorp Raises $16.2 million of New Capital

Lewiston, ME (March 31, 2010) – Northeast Bancorp (NASDAQ: NBN) (“Northeast”) announced today that its Board of Directors has unanimously agreed to sell $16.2 million of newly-issued common shares to several independent accredited investors (the “Investors”), through FHB Formation LLC (“FHB”), an entity created for this investment, pursuant to an Agreement and Plan of Merger between FHB and Northeast (the “Agreement”). In addition to their purchase of newly-issued common shares, under the terms of the Agreement, the Investors will also purchase approximately 40% of Northeast’s outstanding common shares from existing shareholders for approximately $12.9 million. The purchase of the new shares from Northeast and the purchase of Northeast shares from existing shareholders will be at a price equal to $13.93 per share (the “Investment”).

The Investment will bring significant new capital and resources to further build upon Northeast’s community banking and financial services franchise. Northeast will retain its headquarters in Lewiston, ME, and Northeast’s management and employees will continue in their positions. With this transaction, Northeast’s customer accounts and retail locations will not change, making this transaction seamless for customers across all of Northeast’s business lines, including its investment group, Northeast Financial Services and its wholly-owned subsidiary, Northeast Bank Insurance Group, Inc.

Jim Delamater, President and CEO of Northeast Bancorp said, “This level of capital represents a real investment in Northeast’s future that we believe will provide greater opportunities for our customers, our employees, our shareholders and our region in the years ahead. With unanimous management and board support, we believe there is exciting energy behind this transaction to maximize Northeast’s infrastructure to continue with our business strategy to diversify revenue, explore new lines of business, and ultimately create jobs.”

Richard Wayne, Chief Executive Officer of FHB, said: “Northeast is a solid community bank with many options for growth. Our goal is to ensure that Northeast remains a vibrant, locally-focused bank, and has the resources for future growth and success. We look forward to working with Jim Delamater and his team to build upon Northeast’s well-established brand, and bring even greater value to the company.”

The Investment will be effected through a merger of FHB into Northeast, with Northeast continuing as the surviving entity. Under the terms of the Agreement, existing shareholders of Northeast will be given the opportunity to elect, subject to proration procedures, to either exchange their Northeast shares for cash, or to retain their investment in Northeast common stock, or a combination thereof. Immediately following the closing of the Investment, the existing Northeast shareholders will collectively own approximately 40% of the outstanding shares of Northeast, and the Investors will collectively own approximately 60% of the outstanding shares of Northeast. In addition, no Investor will own more than 9.9% of Northeast’s common shares.

The existing management team of Northeast will continue with the company: Jim Delamater will become President & CEO of Northeast’s Community Banking Division, Pender J. Lazenby will remain as the Chief Risk Officer of Northeast, Robert S. Johnson will become Chief Financial Officer of Northeast’s Community Banking Division and Marcel C. Blais will become Chief Operating Officer of Northeast’s Community Banking Division. Northeast’s Board of Directors will comprise nine members, including representation from the existing Northeast board of directors.

The transaction is subject to shareholder and regulatory approvals. Northeast Bancorp was represented by investment banking firm Keefe Bruyette & Woods, Inc., and its legal counsel, Barley Snyder, LLC. FHB was represented in the negotiation of the transaction by its legal counsel, Goodwin Procter LLP.

ABOUT NORTHEAST BANCORP

Northeast Bank, a leader in delivering one-stop shopping for financial services, is headquartered in Lewiston, Maine and is a wholly-owned subsidiary of Northeast Bancorp (NASDAQ: NBN). The Company has approximately $612 million in assets as of December 31, 2009 and derives its income from a combination of traditional banking services and non-traditional financial products and services including insurance and investments, operating 10 traditional bank branches, 12 insurance offices and three investment centers that serve western, central, mid-coastal and southern Maine, as well as seacoast New Hampshire. Information regarding Northeast Bank Insurance Group, Inc. and Northeast Bank can be found on its website at www.northeastbank.com or by contacting 800-284-5989.

ABOUT FHB FORMATION LLC

FHB Formation LLC, an entity created for this investment, is led by a highly experienced team of executives with a significant track record of growth and success in financial services. Richard Wayne is a Co-Founder of FHB and is its President & Chief Executive Officer. Previously, Mr. Wayne co-founded Capital Crossing Bank in 1988 and served as President and Co-Chief Executive Officer from 1991 until its sale in 2007.

FHB’s executive management team includes Co-Founders, Claire S. Bean, and Heather P. Campion. Ms. Bean is FHB’s Chief Financial Officer and Chief Operating Officer. She has a 25-year track record in financial services, most recently as EVP and CFO of Benjamin Franklin Bancorp which was sold to Independent Bancorp in 2009. Ms. Campion is FHB’s Chief Administrative Officer. She has over 25 years of experience as a leading executive in the public and private sectors, and was the Group EVP and Director of Corporate Affairs at Citizens Financial Group from 1998-2007.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Northeast does not receive the required shareholder approval or fails to satisfy other conditions to closing, the transaction may not be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain Northeast’s shareholder approval, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the other risk factors discussed from time to time by Northeast in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in Northeast’s Annual Report on Form 10-K for the year ended June 30, 2009 and in Northeast’s other SEC filings. Northeast is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed merger, Northeast will file with the SEC a registration statement on Form S-4 to register the shares of Northeast common stock to be issued to the stockholders of Northeast. The registration statement will include a proxy statement/prospectus which will be sent to the stockholders of Northeast seeking their approval of the merger. Investors and security holders of Northeast are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information about Northeast, the Investors and the proposed transaction. The proxy statement/prospectus (when it becomes available) and any other documents filed by Northeast with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Northeast by contacting Northeast at www.northeastbank.com. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Northeast and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Northeast’s shareholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of Northeast’s shareholders generally) is included in Northeast’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Northeast’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.

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